Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of April 24, 2026, by and between Senti Biosciences, Inc., a Delaware corporation (“Assignor”) and Senti Biosciences Holdings, Inc., a Delaware corporation (“Assignee”).

RECITALS

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as the date hereof (the “Merger Agreement”), by and among Assignor, Assignee, and Senti Biosciences Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and direct wholly owned subsidiary of Senti Holdings, Inc. (“Senti Holdings”), which is a direct wholly owned subsidiary of Assignee, at the Effective Time, (i) Merger Sub will be merged with Assignor (the “Merger”), with Assignor surviving the Merger as a direct wholly-owned subsidiary of Senti Holdings, which will be a direct wholly owned subsidiary of Assignee, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, and (ii) each outstanding share of capital stock of Assignor (the “Assignor Capital Stock”) will be converted into one share of capital stock of Assignee (the “Assignee Capital Stock”), with the same designations, rights, powers, and preferences, and the qualifications, limitations, and restrictions thereof, as the shares of Assignor Capital Stock immediately prior to the Merger (the “Reorganization”); and

WHEREAS, in connection with the Reorganization, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, (i) any employee, director, and executive compensation plans pursuant to which the Assignor is currently obligated to, or may, issue equity securities to its directors, officers, or employees (collectively, all such plans, including any such plans listed on Exhibit A hereto, and any currently-effective amendments thereto and/or restatements thereof, the “Equity Incentive Plans”), (ii) each equity-based award agreement, program, sub-plan, notice, and/or similar agreement entered into or issued pursuant to the Equity Incentive Plans, and each outstanding award granted or assumed thereunder (collectively, the “Awards” and such agreements, the “Award Agreements”), and (iii) the other agreements and plans listed on Exhibit A hereto (the “Other Agreements and Plans” and, collectively with the Equity Incentive Plans and the Award Agreements, the “Assumed Agreements”).

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties intending to be legally bound, agree as follows:

Section 1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to them in the Merger Agreement.

Section 2. Assignment. Effective as of the Effective Time, Assignor hereby assigns to Assignee all of its rights and obligations under the Assumed Agreements and the Awards.

Section 3. Assumption. Effective as of the Effective Time, Assignee hereby assumes all of the rights and obligations of Assignor under the Assumed Agreements and the Awards and agrees to abide by and perform all terms, covenants, and conditions of Assignor under the Assumed Agreements and the Awards. In consideration of the assumption by Assignee of all of the rights and obligations of Assignor under the Assumed Agreements and Awards, Assignor agrees to pay all expenses incurred by Assignee in connection with the assumption of the Assumed Agreements and Awards pursuant to this Agreement. At the Effective Time, the Assumed Agreements shall each be automatically amended as necessary to provide that references to Assignor in such agreements shall be read to refer to Assignee and references to the Assignor Capital Stock in such agreements shall be read to refer to the Assignee Capital Stock.

Section 4. Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out, including, without limitation, entering into amendments to the Assumed Agreements and notifying other parties thereto of such assignment and assumption.

Section 5. Successors and Assigns. This Agreement shall be binding upon Assignor and Assignee, and their respective successors and assigns. The terms and conditions of this Agreement shall survive the consummation of the transfers provided for herein.

Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 7. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement. Facsimile copies or “PDF” or similar electronic data format copies of signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

Section 8. Entire Agreement. This Agreement, including Exhibit A attached hereto, together with the Merger Agreement, constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 9. Amendments. This Agreement may not be modified or amended except by a writing executed by the parties hereto.

Section 10. Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

Section 11. Third Party Beneficiaries. The parties to the various Award Agreements and the parties to the Other Agreements and Plans are intended to be third party beneficiaries to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ASSIGNOR:

SENTI BIOSCIENCES, INC.

By:	/s/ Timothy Lu
Name:	Timothy Lu
Title:	Chief Executive Officer

ASSIGNEE:

SENTI BIOSCIENCES HOLDINGS, INC.

By:	/s/ Timothy Lu
Name:	Timothy Lu
Title:	Chief Executive Officer

[Signature Page - Assignment and Assumption Agreement]

Exhibit A

Assumed Agreements1

Equity Incentive Plans (and any and all applicable Awards and Award Agreements thereunder)2

1.	Senti Biosciences, Inc. 2022 Amended and Restated Equity Incentive Plan, as amended from time to time.

2.	Senti Biosciences, Inc. Amended and Restated 2022 Inducement Plan, as amended from time to time.

3.	Senti Biosciences, Inc. 2022 Employee Stock Purchase Plan, as amended from time to time.

4.	Senti Biosciences, Inc. 2016 Stock Incentive Plan, as amended from time to time.

Other Agreements and Plans:

1.	Amended and Restated Non-Employee Director Compensation Policy.

2.	Sales Agreement, dated March 20, 2025, by and between Senti Biosciences, Inc. and Leerink Partners LLC.

3.	Investor Rights and Lock-Up Agreement, dated June 8, 2022, by and among Senti Biosciences, Inc. (as successor to Dynamics Special Purpose Corp.) and the investors party thereto.

4.	Note Subscription Agreement, dated May 19, 2022, by and among Senti Biosciences, Inc., Dynamics Special Purpose Corp. and Bayer HealthCare LLC.

5.	Registration Rights Agreement, dated December 2, 2024, by and among Senti Biosciences, Inc. and the investors party thereto.

6.	Indemnification Agreement, by and between Senti Biosciences, Inc. and Timothy Lu.

7.	Indemnification Agreement, by and between Senti Biosciences, Inc. and Jay Cross.

8.	Indemnification Agreement, by and between Senti Biosciences, Inc. and Brenda Cooperstone.

9.	Indemnification Agreement, by and between Senti Biosciences, Inc. and Edward Mathers.

10.	Indemnification Agreement, by and between Senti Biosciences, Inc. and James J. Collins.

11.	Indemnification Agreement, by and between Senti Biosciences, Inc. and Frances D. Schulz.

12.	Indemnification Agreement, by and between Senti Biosciences, Inc. and Donald Tang.

13.	Indemnification Agreement, by and between Senti Biosciences, Inc. and Feng Hsiung.

14.	Indemnification Agreement, by and between Senti Biosciences, Inc. and Bryan Baum.

[1]	The Equity Incentive Plans and Other Agreements and Plans set forth in this Exhibit A include any and all currently-effective amendments thereto and/or restatements thereof.
[2]

Each Equity Incentive Plan includes any and all applicable Award Agreements thereunder (any and all equity-based award agreements, programs, sub-plans, notices, and/or similar agreements entered into or issued pursuant to the Equity Incentive Plans, and each outstanding award granted or assumed thereunder).